Exhibit 3.4

BY-LAWS

OF

CHARTWELL MINERALS INC.

Effective as of April 17, 2019

BY-LAWS

OF

CHARTWELL MINERALS INC.

PREAMBLE

These by-laws of Chartwell Minerals Inc. (these “By-Laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Chartwell Minerals Inc., a Delaware corporation (the “Corporation”), then in effect (the “Certificate”). In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the DGCL or the provisions of the Certificate, such provisions of the DGCL or the Certificate, as the case may be, will control.

I.

OFFICES

The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware and the name and address of its registered agent is c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, DE, 19807. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

II.

STOCKHOLDERS

Section 2.1.    Time and Place of Meetings and Annual Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the board of directors of the Corporation (the “Board of Directors”). In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 2.2.    Time and Place of Meetings. Unless otherwise prescribed by law or by the Certificate, special meetings of stockholders, for any purpose or purposes, may be called by either at the request in writing of stockholders holding fifty percent (50%) of the common stock of the Corporation (the “Common Stock”) issued and outstanding and entitled to vote generally in the election of directors pursuant to the Certificate. Such request shall state the purpose of the proposed meeting.

All special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.3.    Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.4.    Quorum. The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the Common Stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5.    Voting. Unless otherwise required by law, the Certificate or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate. Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6.    Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.7.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of Common Stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 2.8.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

III.

DIRECTORS

Section 3.1.    General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2.    Number and Election of Directors. The Board of Directors shall consist of at least one (1), and no more than nine (9) members. Except as provided in Section 3.3 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 3.3.    Vacancies. Except as provided in the Certificate, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 3.4.    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5.    Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.6.    Notice of Meetings. Notice of any regular or special meeting of the Board of Directors shall be given to each director by the chief executive officer of the Corporation (the “Chief Executive Officer”), the secretary of the Corporation (the “Secretary”) or the directors calling the meeting. The notices of all meetings shall state the place, date, hour and purpose(s) of the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or (ii) by delivering written notice by hand or electronic transmission, in each case at least two days in advance of a regular meeting and 72 hours in advance of a special meeting.

Section 3.7.    Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or any director.

Section 3.8.    Voting. Each director shall have one (1) vote on any matter to be voted by the directors. The vote of directors holding a majority of the votes of all directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors shall vote together as a single class on all matters to be voted on by the directors.

Section 3.9.    Quorum. At all meetings of the Board of Directors, directors holding a majority of all votes of directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10.    Organization. The chairman of the Board of Directors (the “Chairman”), if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman is not elected or, if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors.

Section 3.11.    Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee (as defined in Section 4.1) thereof may be taken without a meeting, if all members of the Board of Directors or Committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee thereof.

Section 3.12.    Attendance by Telephone. Members of the Board of Directors, or of any Committee, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13.    Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at any annual or special meeting of the stockholders (or written consent in lieu thereof).

Section 3.14.    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

IV.

COMMITTEES

Section 4.1.    Designation; Powers. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees (each, a “Committee”), each such Committee to consist of one or more of the directors of the Corporation. Any such designated Committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution.

Section 4.2.    Procedure; Meetings; Quorum. Any Committee designated pursuant to Section 4.1 of this Article IV shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such Committee or resolution of the Board of Directors. At every meeting of any such Committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3.    Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of such Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

V.

OFFICERS

Section 5.1.    Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman, a Chief Executive Officer, a president, a Secretary and a treasurer. The Board of Directors may also elect one or more vice chairmen, one or more senior or other vice presidents, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation.

Section 5.2.    Term of Office. The officers of the Corporation shall be elected at a meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until they are otherwise removed by the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article V shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 5.3.    Chairman of the Board. The Chairman of the Board, if any, when elected, shall preside at all meetings of the stockholders and of the Board of Directors; shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him by the Board of Directors.

Section 5.4.    Chief Executive Officer. The Chief Executive Officer, if any, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the chief executive officer of a business corporation or as may be prescribed by the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws.

Section 5.5.    Duties of Officers. Any officer elected or appointed by the Board of Directors, shall have such authority, duties and responsibilities as are designated by the Board of Directors.

Section 5.6.    Salaries. The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 5.7.    Other Officers. The Board of Directors may appoint other officers and agents for any group, division or department into which this Corporation may be divided by the Board of Directors, with titles as the Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority the Board of Directors may specify. In no case shall an officer or agent of any one group, division or department have authority to bind another group, division or department of the Corporation or to bind the Corporation except as to the business and affairs of the group, division or department of which he or she is an officer or agent.

Section 5.8.    Voting Securities Held by the Corporation. Unless otherwise provided by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by an officer of the Corporation only with the consent of the Board of Directors.

VI.

CERTIFICATES OF STOCK

Section 6.1.    Form. The shares of the Corporation may be represented by certificates. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman, the Chief Executive Officer or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation.

Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman, the Chief Executive Officer or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 6.2.    Transfer. Except as otherwise established by rules or regulations adopted by the Board of Directors, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 6.3.    Replacement. In the case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

Section 6.4.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 6.5.    Beneficial Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

VII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1.    Indemnity.

(a)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity which the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that, except with respect to Proceedings to enforce rights to indemnification pursuant to this Section 7.1, the Corporation shall indemnify a director or officer of the Corporation or a person serving in any other enterprise, in connection with a Proceeding (or part thereof) initiated by him or her only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(b)    Expenses incurred by a person entitled to indemnification pursuant to Section 7.1(a) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section 7.1.

(c)    The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(d)    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.1.

(e)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(f)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g)    For the purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.2.    Powers. This Article VII shall be construed to give the Corporation the broadest power permissible by the DGCL, as it now stands and as heretofore amended.

VIII.

GENERAL PROVISIONS

Section 8.1.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.2.    Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3.    Notices. Whenever written notice is required by law, the Certificate or these By-Laws, to be given to any director, member of a Committee or stockholder, such notice may be given by mail, addressed to such director, member of a Committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic transmission.

Section 8.4.    Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 8.5.    Resignations and Removals. Any director or any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer or the Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 8.6.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.7.    Transaction with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors, officers or employees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a Committee thereof which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(a)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee thereof, and the Board of Directors or Committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee thereof which authorizes the contract or transaction.

IX.

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

X.

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate, the Certificate shall control.

XI.

GOVERNING LAW; FORUM FOR RESOLUTION OF DISPUTES

Section 11.1.    Governing Law. These By-Laws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, without regard to its conflict of laws principles or rules that would mandate the application of the laws of any other jurisdiction.

Section 11.2.    Forum. Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate or these By-Laws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.